EXHIBIT 99.77Q1

SUB - ITEM 77Q1.

Effective on November 15, 2004, Article IX of the Fund's bylaws was amended to read in its entirety as follows:

                                   ARTICLE IX.

              CERTAIN PROVISIONS RELATING TO RATINGS ORGANIZATIONS

      SECTION 9.01. General Definitions.

            (a) Incorporation of Definitions by Reference. Capitalized terms used in this Article IX but not specifically defined herein shall have the respective meanings assigned them in the Articles Supplementary, which definitions are hereby incorporated by reference herein.

            (b) Additional Definitions. The following capitalized terms shall have the following meanings for purposes of this Article IX, whether used in the singular or plural.

            "ADR" means American Depository Receipts.

            "AMEX" means American Stock Exchange LLC.

            "ARMs" means adjustable-rate mortgages.

            "CMOs" means collateralized mortgage obligations.

            "Fitch" means Fitch, Inc.

            "Forward Commitments" has the meaning set forth in Section 9.06(d).

            "Moody's Hedging Transactions" has the meaning set forth in Section 9.06(d).

            "MTNP" means a medium term note program.

            "NASD" means National Association of Securities Dealers, Inc.

            "National Securities Exchange" means the NYSE, AMEX, Midwest Stock Exchange, Philadelphia Stock Exchange, Boston Stock Exchange, NASDAQ System or any other national securities exchange.

            "NYSE" means New York Stock Exchange, Inc.

            "Pricing Service" has the meaning set forth in Section 9.01(c).


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            "REIT" means an entity qualifying as a real estate investment trust under the United States Internal Revenue Code of 1986, as amended.

            "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act, as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Yankee Bond" means a debt security which is issued by a foreign government, province, supranational agency or foreign corporation.

            (c) Modified Definition of Market Value. The definition of "Market Value" of any asset of the Corporation, as set forth in the Articles Supplementary, is hereby modified to mean the market value thereof determined by any pricing service designated by the Corporation and approved by Moody's and S&P, if Moody's and S&P are then rating the RP, and from any Substitute Rating Agency then rating the RP (the "Pricing Service"). The "Market Value" of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio property at the lower of the quoted bid price and the mean between the quoted bid and ask price or the yield equivalent when quotations are readily available. Securities and other property for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service, using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. If the Pricing Service fails to provide the Market Value of any securities, such securities shall be valued at the lower of two bid quotations (at least one of which shall be in writing) obtained by the Corporation from two dealers who are members of the NASD and are making a market in such securities. If two bid quotations are not readily available for any securities, such securities shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors. Futures contracts and options shall be valued at closing prices for such instruments established by the exchange or board of trade on which they are traded or, if market quotations are not readily available, shall be valued at fair value as determined by the Pricing Service or, if the Pricing Service is not able to value such instruments, shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors. All other assets shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.

      SECTION 9.02. S&P Eligible Asset Definitions.

            (a) Additional Definitions. The following capitalized terms shall have the following meanings for purposes of this Section 9.02, whether used in the singular or plural:


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            "Bankers Acceptances" means time drafts drawn on and accepted by a bank.

            "Certificates of Deposit" means debt instruments issued by a bank that generally pay interest.

            "Commercial Paper" means high-grade unsecured notes sold by major corporations and finance companies either directly by such corporations and finance companies or indirectly through dealers.

            "Demand Deposits" means account balances that, without prior notice to the bank, can be drawn on by check, cash, or by transfer to other accounts.

            "Discount Notes" means short-term unsecured debt obligations issued by FNMA, FHLMC, FHLB, the Farm Credit System, and Sallie Mae.

            "Eurodollar Deposits" means U.S. dollar-denominated deposits at foreign banks or foreign branches of American banks.

            "Federal Funds" means next day funds deposited by commercial banks at Federal Reserve Banks, including funds in excess of bank reserve requirements.

            "Permitted Bank" means any bank, domestic or foreign, whose Commercial Paper is rated `A-1+' or, subject to the conditions set forth in paragraph (ii)(B) of the definition of "S&P Eligible Short-Term Money Market Instruments", `A-1'.

            "REMICs" means real estate mortgage investment conduits.

            "Repurchase Agreement" means an agreement between a seller and buyer of securities, generally U.S. Government securities, where the seller agrees to repurchase the securities at an agreed upon price and generally at a stated time.

            "S&P Eligible Collateralized Mortgage Obligations" means publicly registered CMO issuances which satisfy the following conditions:

                  (i) such CMO issuances maintain `AAA' ratings by S&P;

                  (ii) such CMO issuances are current interest-bearing, fixed-
            or floating-rate, and are backed by pools of GNMA Certificates, FNMA Certificates, FHLMC Certificates or whole loans; and

                  (iii) no more than 25% of the aggregate Market Value of the collateral backing any single CMO issuance can be from one private sector CMO issuer.

            "S&P Eligible Common Stock" means common stocks or ADRs (i) of which the Corporation holds no more than the average monthly trading volume over the past year, (ii) which have a minimum market capitalization of at least $100 million, (iii) which are neither restricted stocks (Rule 144A Securities) or any pink sheet stocks (generally, stock


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      that are not carried in daily over-the-counter newspaper listings) and
      (iv) which are owned by the Corporation.

            "S&P Eligible Convertible Bonds" means all convertible bonds that are rated at least `CCC-' by S&P; provided, however, that all such convertible bonds that are rated below `BBB-' by S&P must have a minimum market capitalization of $100 million (it being understood, for purposes of this definition, that market capitalization levels assume weekly valuation at the lower of two bid quotations obtained by the Corporation from two dealers who are members of NASD and are making a market in such securities).

            "S&P Eligible Convertible Preferred Stock" means all convertible preferred stock that is rated at least `CCC-' by S&P; provided, however, that all such convertible preferred stock that is rated below `BBB-' by S&P must have a minimum market capitalization of $100 million (it being understood, for purposes of this definition, that market capitalization levels assume weekly valuation at the lower of two bid quotations obtained by the Corporation from two dealers who are members of NASD and are making a market in such securities).

            "S&P Eligible Corporate Bonds" means debt securities issued by a corporation and Yankee Bonds which (i) provide for periodic interest payments in cash over the life of the security, (ii) are not convertible or exchangeable into capital of the security's issuer at any time (except that not more than 10% in Market Value of the corporate debt securities pool may be subject to exchange or tender offer), and (iii) have a remaining term to maturity of 30 years or less. In addition, no debt securities shall be S&P Eligible Corporate Bonds unless such securities satisfy all of the following conditions:

                  (i) financial statements are publicly available for the issuer of such debt securities and such debt securities are registered under the Securities Act of 1933;

                  (ii) private placement 144A debt securities with registration rights are deemed to be Eligible Portfolio Property;

                  (iii) in the case of a debt security issued under a MTNP, such debt security is part of a series of medium term notes which exceeds $5 million in aggregate Market Value;

                  (iv) no non-rated debt securities owned by the Corporation shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such debt securities owned by the Corporation exceeds 5% of aggregate Market Value of all Eligible Portfolio Property;

                  (v) at least 80% of the Market Value of high-yield debt
            securities (collateral rated below `BBB-') owned by the Corporation have a minimum original issue size of $100 million, and the other 20% have a minimum original issue size of $50 million;


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                  (vi) no debt securities having an S&P rating ranging from
            `CCC-' to `CCC+' owned by the Corporation shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such debt securities owned by the Corporation exceeds 20% of the aggregate Market Value of all Eligible Portfolio Property;

                  (vii) no debt securities rated below `CC-' by S&P owned by the
            Corporation shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such debt securities owned by the Corporation exceeds 15% of the aggregate Market Value of all Eligible Portfolio Property;

                  (viii) no Sovereigns shall be deemed to be S&P Eligible
            Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 50% of the aggregate Market Value of all Eligible Portfolio Property;

                  (ix) no Sovereigns rated `A-' or better by S&P shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 100% of the aggregate Market Value of all Sovereigns deemed to be S&P Eligible Corporate Bonds pursuant to paragraph (viii) above;

                  (x) no Sovereigns rated between `BBB-' and `BBB+' by S&P shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 25% of the aggregate Market Value of all Sovereigns deemed to be S&P Eligible Corporate Bonds pursuant to paragraph (viii) above; and

                  (xi) no Sovereigns rated below `BBB-' by S&P shall be deemed to be S&P Eligible Corporate Bonds to the extent the Market Value of such Sovereigns owned by the Corporation exceeds 10% of the aggregate Market Value of all Sovereigns deemed to be S&P Eligible Corporate Bonds pursuant to paragraph (viii) above.

                  "S&P Eligible FHA-Insured Multifamily Loans" means FHA
            multifamily loans which satisfy the following conditions:

                  (i) such loans are first-lien, current interest-bearing, have a minimum principal balance of $100,000, and have at least a one-year minimum remaining to maturity;

                  (ii) such loans are accompanied by evidence of an FHA
            insurance commitment;

                  (iii) the Market Value of any one such loan does not exceed 5%
            of the aggregate Market Value of the portfolio of such loans;


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                  (iv) such loans are initially included in minimum blocks of $5 million, per the insurance program under the National Housing Act;

                  (v) the collateral pools underlying such loans are homogenous;

                  (vi) in the case of project loans, such loans have at least a
            90% occupancy rate at the time the loan is pledged, and such occupancy rate is confirmed by the managerial report dated not more than one year prior to the date of pledging, and annually thereafter;

                  (vii) if such loans are insured under Section 221(d)(4) of the
            National Housing Act and are putable, such characteristic is identified along with the put period;

                  (viii) the prepayment and call protection features of such loans are identified, and the locations of the applicable projects are disclosed;

                  (ix) in the case of defaulted mortgage loans, such loans may continue to be valued for up to 90 days after default; provided, however, that after 90 days following such default, such loans must be valued at zero (it being understood that any such loan in default is to be liquidated or substituted during such 90-day period); and

                  (x) the conditions set forth in sub-clauses (i) through (ix)
            above are certified by a nationally recognized independent accounting firm at the closing for such loans and for every audit for such loans thereafter.

            "S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages (Conventional/FHA/ VA Mortgages and Whole Loans)" means mortgage pools which (i) consist of at least 100 loans each secured by single-family, one-unit, detached primary residence and (ii) satisfy the following conditions:

                  (A) the loan-to-value ratio ("LTV") of each such pool is 80%
            or less, and the loan balance of each loan included in each such pool is not greater than $400,000, except as noted in the other conditions set forth below;

                  (B) no more than 25% of each pool may have LTVs greater than
            80% but less than or equal to 90%; provided, however, that no more than 10% of each pool may have an original LTV in excess of 80%, but less than or equal to 95%;

                  (C) loans with LTVs in excess of 80% are covered by "AA"
            primary mortgage insurance accompanied by an adjustor policy when negative amortization is present;

                  (D) no more than 25% of each pool may have loan balances
            between $400,000 and $600,000; provided, however, that the maximum size of any loan is appropriate with respect to the market area of the originator;


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                  (E) no more than 10% of each pool may represent condominiums that are four stories or less;

                  (F) the total proportion of each pool represented by loans meeting the conditions of any of paragraphs (B), (D) or (E) above does not exceed 35% of such pool;

                  (G) in each pool, no single loan has the characteristics
            described in more than one of paragraphs (B), (D) or (E) above;

                  (H) in each pool, properties securing the loans are well
            dispersed geographically and are in areas with strong economies; and

                  (I) in the case of each ARM collateral pool, such pool is
            homogenous, and all mortgages included in such pool are tied to the same index, have similar caps, and have same frequency of interest rate and payments that adjust in the same quarter.

            "S&P Eligible Mortgage Pass-Through Certificates" means publicly issued certificates which (i) evidence proportional, undivided interests in pools of whole residential mortgage loans and (ii) maintain at least `AA-' rating by S&P; provided, however, that certificates rated at an S&P `AA-' equivalent by another nationally recognized credit rating agency may be eligible on a case-by-case basis.

            "S&P Eligible Preferred Stock" means preferred stocks that satisfy all of the following conditions:

                  (i) the preferred stock issuer has a senior debt rating from
            S&P, or the preferred issue is rated. In the case of Yankee Preferred Stock, the issuer has a S&P senior debt rating of at least `BBB', or the preferred issue is rated at least `BBB';

                  (ii) the issuer - or if the issuer is a special-purpose
            corporation, its parent - is listed on either the NYSE, the AMEX or the NASDAQ System if the traded par amount is less than $1,000; provided, that if the traded par amount is $1,000 or more, exchange listing is not required;

                  (iii) the preferred stock pays cash dividends denominated in
            U.S. dollars;

                  (iv) private placement 144A preferred stock with registration rights are deemed to be Eligible Portfolio Property;

                  (v) the issuer has a minimum market capitalization of $100 million;

                  (vi) if such preferred stock is floating-rate preferred stock,
            (x) holdings of such floating-rate preferred stock must be limited to stock with a dividend period of less than or equal to 49 days, except for a new issue, where the first


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            dividend period may be up to 64 days and (y) such floating-rate preferred stock may not have been subject to a failed auction;

                  (vii) if such preferred stock is adjustable- or auction-rate preferred stock, the total Market Value of such adjustable-rate preferred stock held in the portfolio may not exceed 10% of the Eligible Portfolio Property;

                  (viii) no preferred stock of any issuer owned by the
            Corporation shall be deemed to be S&P Eligible Preferred Stock to the extent the Market Value of such preferred stock owned by the Corporation exceeds 10% of the aggregate Market Value of all Eligible Portfolio Property; and

                  (ix) no preferred stock rated below `B-' (including non-rated preferred stock) owned by the Corporation shall be deemed to be S&P Eligible Preferred Stock to the extent the extent the Market Value of such preferred stock owned by the Corporation exceeds 15% of the aggregate Market Value of all Eligible Portfolio Property.

            "S&P Eligible Short-Term Money Market Instruments" means short-term money market instruments, including, without limitation, cash, Bankers Acceptances, Certificates of Deposit, Commercial Paper, Demand Deposits, Eurodollar Deposits, Federal Funds, Repurchase Agreements and Discount Notes, which (i) mature in one to 360 days and (ii) satisfy the following conditions:

                  (A) short-term money market instruments, other than Commercial
            Paper, must be issued by an institution that, at the time of investment, is a Permitted Bank;

                  (B) short-term money market instruments, other than Commercial
            Paper, invested in an institution rated `A-1' must have a maturity of 30 days or less, and the aggregate Market Value of all S&P Eligible Short-Term Money Market Instruments, other than Commercial Paper, invested in institutions rated `A-1' may not exceed 20% of the aggregate Market Value of all Eligible Portfolio Property;

                  (C) in the case of Eurodollar Deposits, (x) such Eurodollar
            Deposits must be issued by a Permitted Bank through its head office and/or any branch whose sovereign rating is rated the same or higher than the issuing bank and (y) to the extent such Eurodollar deposits are deposited through the Cayman Islands branch of a Permitted Bank, such Cayman Islands branch must operate under a "B Operating License," which license is verified by the Permitted Bank;

                  (D) Commercial Paper must have a rating of `A-1+', `A-1' or
            `A-2' to qualify as an S&P Eligible Short-Term Money Market Instrument, and the aggregate Market Value of all Commercial Paper rated `A-1' or `A-2' owned by the Corporation may not exceed 20% of the aggregate Market Value of all Eligible Portfolio Property;


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                  (E) Commercial Paper rated `A-1' owned by the Corporation must be divided equally among at least three issuers; and

                  (F) Commercial Paper rated `A-2' owned by the Corporation must be divided equally among at least five issuers.

            "S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae" means direct issuance corporate debt securities of FNMA, FHLMC, FHLB, the Farm Credit System or Sallie Mae which satisfy the following conditions:

                  (i) such corporate debt securities are not exchangeable; and

                  (ii) such corporate debt securities mature in 15 years or
            less, and pay interest periodically.

                  "S&P Eligible U.S. Agency Mortgage Collateral" means the
            following securities:

                  (i) certificates that (x) are guaranteed by GNMA for the full and timely payment of principal and interest and (y) evidence fractional undivided interests in pools of level-payment; fixed-, variable-, or adjustable-rate; or fully amortizing mortgage loans that are secured by first liens on one- to four-family residences;

                  (ii) certificates that (x) are guaranteed by FNMA for the full and timely payment of principal and interest and (y) evidence proportional undivided interests in pools of level-payment; fixed-, variable-, or adjustable-rate; fully amortizing mortgage loans that are secured by first liens on one- to four-family residences;

                  (iii) certificates that (x) are guaranteed by FHLMC for the timely payment of interest and ultimate payment of principal and (y) evidence proportional undivided interests in pools of level-payment; fixed-, variable-, or adjustable-rate; fully amortizing mortgage loans that are secured by first liens on one- to four-family residences (provided, that, in the case of multifamily Plan B FHLMC certificates, the pools contain fixed-rate, fully amortizing mortgage loans that are secured by first liens on properties containing five or more units and designed primarily for residential use);

                  (iv) qualifying "large pool" FNMA mortgage-backed securities,
            FHLMC participation certificates and FNMA MegaPools;

                  (v) FNMA Majors, FHLMC Multilender Swaps, and FHLMC Giant
            certificates;

                  (vi) non-convertible FNMA adjustable-rate mortgage MegaPools and FHLMC weighted average coupon adjustable-rate mortgage certificates;


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                  (vii) FHLMC Giant programs excluding interest-only and
            principal-only stripped securities;

                  (viii) FNMA Certificates backed by multifamily adjustable-rate mortgages pegged to the 11th District Cost of Funds Index; and

                  (ix) multiclass REMICs issued by FNMA and FHLMC.

            "S&P Eligible U.S. Treasury Securities" means securities that are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, including Treasury Bills, Treasury Notes, Treasury Bonds and Treasury Strips.

            "Sovereign" means a Yankee Bond which is issued by a foreign government or province or a supranational agency.

            "Treasury Bills" means securities that (i) are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, (ii) mature in one year or less and (iii) are issued at a discount from face value and mature at face value.

            "Treasury Bonds" means securities that (i) are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, (ii) mature in more than ten years and (iii) pay interest semiannually.

            "Treasury Notes" means securities that (i) are direct obligations of, or fully guaranteed by, the full faith and credit of the United States, (ii) generally mature in two, three, five or ten years and (iii) are issued at or near face value and bear interest semiannually.

            "Treasury Strips" means (i) securities that are based on securities that are direct obligations of, or fully guaranteed by, the full faith and credit of the United States and (ii) created through the Separate Trading of Registered Interest and Principal of Securities program.

            "Yankee Preferred Stock" means preferred stock which is issued by a foreign corporation and is offered and sold in the U.S. and denominated in U.S. dollars.

            (b) Modified Definitions. For purposes of this Section 94.02, the following definitions as set forth in the Articles Supplementary are hereby modified as set forth below:

                  (i) S&P Eligible Common Stock, S&P Eligible Preferred Stock,
            S&P Eligible Corporate Bonds, S&P Eligible Convertible Bonds, S&P Eligible Convertible Preferred Stock, S&P Eligible Short-Term Money Market Instruments, S&P Eligible U.S. Treasury Securities, S&P Eligible U.S. Agency Mortgage Collateral, S&P Eligible Mortgage Pass-Through Certificates, S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages (Conventional/FHA/VA Mortgages and Whole Loans), S&P Eligible Collateralized Mortgage Obligations, S&P Eligible Unsecured Corporate Debt Obligations of FNMA,


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            FHLMC, FHLB, Farm Credit System, and Sallie Mae, and S&P Eligible
            FHA-Insured Multifamily Loans, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount".

                  (ii) The definition of "Utility Bonds" set forth in the
            Articles Supplementary is hereby modified so as to mean any corporate debt securities of a public utility company, which securities satisfy the requirements set forth in the definition of "S&P Eligible Corporate Bonds" set forth in this Section 9.02.

                  (iii) The definition of "Utility Stocks" set forth in the
            Articles Supplementary is hereby modified so as to mean any common stock issued by a public utility company, which common stock satisfies the requirements set forth in the definition of "S&P Eligible Common Stock" set forth in this Section 9.02.

            (c) Certain Limitation on Inclusion as Eligible Portfolio Property. No securities of any single issuer owned by the Corporation shall be deemed to be "Eligible Portfolio Property" for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount" to the extent that the Market Value of such securities owned by the Corporation exceeds 10% of the aggregate Market Value of all Eligible Portfolio Property.

      SECTION 9.03. Discount Factors Supplied by S&P. The following Discount Factors, having been supplied by S&P, shall be "Discount Factors Supplied by S&P" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount". Certain of the initial "Discount Factors Supplied by S&P" set forth in the Articles Supplementary are hereby superseded and replaced, as described in greater particularity below. To the extent the Market Value of the securities of any single issuer owned by the Corporation exceeds 5% of the aggregate Market Value of all Eligible Portfolio Property, the Discount Factor applied to such securities shall be increased by 0.02 for each percentage of such concentration above 5% of the aggregate Market Value of all Eligible Portfolio Property.

            (a) S&P Eligible Common Stock.

                  (i) The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Utility Stocks set forth in the Articles Supplementary.

                  (ii) Subject to paragraph (iv) below, the Discount Factor
            applied to S&P Eligible Common Stock (including Utility Stocks and
            ADRs), other than S&P Eligible Common Stock of REITs, shall be
            1.7848.

                  (iii) Subject to paragraph (iv) below, the Discount Factor applied to S&P Eligible Common Stock of REITs shall be 1.5178.


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                  (iv) The Discount Factor for S&P Eligible Common Stock that has not been listed on an exchange or traded for more than 15 months (eligible stock exchanges are the National Securities Exchanges, the Washington Stock Exchange, the Pacific Stock Exchange and National Market Quotations) shall be the Discount Factor set forth in paragraph (ii) or (iii) above, as applicable, increased by 0.20.

            (b) S&P Eligible Preferred Stock.

                  (i) Subject to paragraphs (ii) and (iii) below, the Discount
            Factor applied to S&P Eligible Preferred Stock shall be determined by reference to the type of S&P Eligible Preferred Stock in accordance with the table set forth below.

               ------------------------------------------------------------
                  Type of S&P Eligible Preferred Stock      Discount Factor
               ------------------------------------------------------------
               Fixed rate Preferred stock                       2.9568
               ------------------------------------------------------------
               Adjustable rate Preferred stock                  2.7212
               ------------------------------------------------------------
               Taxable Preferred (non-DRD)                      1.9202
               ------------------------------------------------------------

                  (ii) The Discount Factor for S&P Eligible Preferred Stock the
            issuer of which has a senior debt rating or a preferred stock rating of less than BBB shall be the applicable Discount Factor set forth in the table in paragraph (i) above increased by 0.05.

                  (iii) The Discount Factor for S&P Eligible Preferred Stock the
            issuer of which has no senior debt rating or preferred stock rating, or no dividend history, shall be the applicable Discount Factor set forth in the table in paragraph (i) above increased by 0.10.

            (c) S&P Eligible Corporate Bonds. The Discount Factors applied to S&P Eligible Corporate Bonds (including Utility Bonds) shall be determined by reference to the rating on such asset in accordance with the table set forth below. The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Utility Bonds set forth in the Articles Supplementary.

                      -----------------------------------
                         Rating           Discount Factor
                      -----------------------------------
                      AAA                     1.1836
                      -----------------------------------
                      AA                      1.1942
                      -----------------------------------
                      A                       1.2099
                      -----------------------------------
                      BBB                     1.2543
                      -----------------------------------
                      BB                      1.4139
                      -----------------------------------
                      B                       1.7691
                      -----------------------------------
                      CCC                     4.9524
                      -----------------------------------
                      CCC-                   14.3113
                      -----------------------------------

            (d) S&P Eligible Convertible Bonds and S&P Eligible Convertible Preferred Stock. The Discount Factors applied to S&P Eligible Convertible Bonds and S&P Eligible Convertible Preferred Stock shall be determined by reference to the rating on such asset in accordance with the table set forth below.

                      -----------------------------------
                         Rating           Discount Factor
                      -----------------------------------
                      AAA                     1.5888
                      -----------------------------------
                      AA                      1.6539
                      -----------------------------------
                      A                       1.7191
                      -----------------------------------
                      BBB                     1.7843
                      -----------------------------------
                      BB                      1.8494
                      -----------------------------------
                      B                       1.9146
                      -----------------------------------
                      CCC                     1.9798
                      -----------------------------------

            (e) S&P Eligible Short-Term Money Market Instruments and Short Term Money Market Instruments.

                  (i) The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Short Term Money Market Instruments set forth in the Articles Supplementary.

                  (ii) The Discount Factors applied to S&P Eligible Short-Term
            Money Market Instruments and Short Term Money Market Instruments shall be determined by reference to the rating of such assets with reference to the remaining term to maturity of such assets in accordance with the table set forth below.

--------------------------------------------------------------------------------
    Type of Instrument and Remaining Term to Maturity            Discount Factor
--------------------------------------------------------------------------------
Cash and demand deposits in an A-1+ rated institution                1.0000
--------------------------------------------------------------------------------
S&P Eligible Short-Term Money Market Instruments with
next-day maturity invested in institutions rated `A-1+'              1.0000
--------------------------------------------------------------------------------
Commercial Paper rated A-1+ or A-1, if less than 30 days
maturity and held to maturity                                        1.0000
--------------------------------------------------------------------------------
Commercial Paper rated A-2, with a maturity of between one
and 360 days                                                         1.6500
--------------------------------------------------------------------------------
All other S&P Eligible Short-Term Money Market Instruments
with a maturity of 180 days or less                                  1.0520
--------------------------------------------------------------------------------
All other S&P Eligible Short-Term Money Market Instruments
with a maturity of between 181 and 360 days                          1.1630
--------------------------------------------------------------------------------

            (f) S&P Eligible U.S. Treasury Securities and U.S. Government Obligations.

                  (i) The Discount Factors set forth herein shall be deemed to supersede and replace the Discount Factors for U.S. Government Obligations set forth in the Articles Supplementary.

                  (ii) Subject to paragraphs (iii) and (iv) below, the Discount
            Factors applied to S&P Eligible U.S. Treasury Securities and U.S. Government Obligations shall be determined by reference to the remaining term to maturity of such assets in accordance with the table set forth below.

               -----------------------------------------------------------------
                        Remaining Term to Maturity               Discount Factor
               -----------------------------------------------------------------
               One year or less.                                     1.0284
               -----------------------------------------------------------------
               More than one year but not more than 2 years.         1.0541
               -----------------------------------------------------------------
               More than 2 years but not more than 5 years.          1.1335
               -----------------------------------------------------------------
               More than 5 years but not more than 10 years.         1.2284
               -----------------------------------------------------------------
               More than 10 years but not more than 30 years.        1.4180
               -----------------------------------------------------------------

                  (iii) The Discount Factor applied to an interest-only Treasury
            Strip shall be the Discount Factor that is set forth in the table in paragraph (ii) above for an S&P Eligible U.S. Treasury Security having a remaining term to maturity that is one category greater than the remaining term to maturity of such interest-only Treasury Strip.

                  (iv) The Discount Factor applied to a principal-only Treasury
            Strip shall be the Discount Factor that is set forth in the table in paragraph (ii) above for an S&P Eligible U.S. Treasury Security having a remaining term to maturity that is two categories greater than the remaining term to maturity of such principal-only Treasury Strip.

            (g) S&P Eligible U.S. Agency Mortgage Collateral, GNMA Certificates, FHLMC Certificates, FNMA Certificates, FHLMC Multifamily Securities and GNMA Graduated Payment Securities.

                  (i) The Discount Factors set forth herein shall be deemed to supersede and replace the Discount Factors for GNMA Certificates, FHLMC Certificates, FNMA Certificates, FHLMC Multifamily Securities and GNMA Graduated Payment Securities set forth in the Articles Supplementary.

                  (ii) Subject to paragraphs (iii), (iv) and (v) below, the
            Discount Factors applied to S&P Eligible U.S. Agency Mortgage Collateral, GNMA Certificates, FHLMC Certificates, FNMA Certificates, FHLMC Multifamily Securities and GNMA Graduated Payment Securities shall be determined by reference to the type and term to maturity of such assets in accordance with the table set forth below.

                    ------------------------------------------------------------
                       Type of Asset and Term to Maturity        Discount Factor
                    ------------------------------------------------------------
                    15-year Fixed                                     1.407
                    ------------------------------------------------------------
                    30-year Fixed                                     1.442
                    ------------------------------------------------------------
                    1/1 ARMs                                          1.306
                    ------------------------------------------------------------
                    3/1 ARMs                                          1.313
                    ------------------------------------------------------------
                    5/1 ARMs                                          1.319
                    ------------------------------------------------------------
                    10/1 ARMs                                         1.322
                    ------------------------------------------------------------

                  (iii) The Discount Factor for GNMA Graduated Payment
            Securities shall be the applicable Discount Factor set forth in the table in paragraph (ii) above increased by 0.20.

                  (iv) The Discount Factor for FNMA Certificates backed by
            multifamily adjustable rate mortgages pegged to the 11th District Cost of Funds Index shall be the applicable Discount Factor set forth in the table in paragraph (ii) above increased by 0.05.

            (h) S&P Eligible Mortgage Pass-Through Certificates and Conventional Mortgage Pass-Through Certificates.

                  (i) The Discount Factors set forth herein shall be deemed to supersede and replace the Discount Factors for Conventional Mortgage Pass-Through Certificates set forth in the Articles Supplementary.

                  (ii) Subject to paragraph (iii) below, the Discount Factors applied to S&P Eligible Mortgage Pass-Through Certificates and Conventional Mortgage Pass-Through Certificates shall be determined by reference to the type and term to maturity of such assets in accordance with the table set forth below.

                    ------------------------------------------------------------
                        Type of Asset and Term to Maturity       Discount Factor
                    ------------------------------------------------------------
                    15-year Fixed                                     1.432
                    ------------------------------------------------------------
                    30-year Fixed                                     1.467
                    ------------------------------------------------------------
                    1/1 ARMs                                          1.355
                    ------------------------------------------------------------
                    3/1 ARMs                                          1.361
                    ------------------------------------------------------------
                    5/1 ARMs                                          1.367
                    ------------------------------------------------------------
                    10/1 ARMs                                         1.370
                    ------------------------------------------------------------

                  (iii) The Discount Factors applied to S&P Eligible Mortgage
            Pass-Through Certificates and Conventional Mortgage Pass-Through Certificates backed by pools of convertible ARMs shall be the applicable Discount Factor set forth in the table in paragraph (ii) above increased by 0.05.

            (i) S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages (Conventional/FHA/VA Mortgages and Whole Loans). The Discount Factors applied to S&P Eligible Fixed-Rate and Adjustable-Rate Mortgages shall be determined by reference to the type and term to maturity of such assets in accordance with the table set forth below.

                    ------------------------------------------------------------
                        Type of Asset and Term to Maturity       Discount Factor
                    ------------------------------------------------------------
                    15-year Fixed                                     1.460
                    ------------------------------------------------------------
                    30-year Fixed                                     1.495
                    ------------------------------------------------------------
                    1/1 ARMs                                          1.409
                    ------------------------------------------------------------
                    3/1 ARMs                                          1.420
                    ------------------------------------------------------------
                    5/1 ARMs                                          1.421
                    ------------------------------------------------------------
                    10/1 ARMs                                         1.424
                    ------------------------------------------------------------

            (j) S&P Eligible Collateralized Mortgage Obligations and Multiclass REMICs issued by FNMA and FHLMC. The Discount Factor applied to S&P Eligible Collateralized Mortgage Obligations and Multiclass REMICs issued by FNMA and FHLMC shall be determined by reference to the weighted average life of such assets in accordance with the table set forth below.

      --------------------------------------------------------------------------
                      Weighted Average Life                      Discount Factor
      --------------------------------------------------------------------------
      Less than 5 years                                               1.40
      --------------------------------------------------------------------------
      Greater than or equal to 5 years and less than 10 years         1.50
      --------------------------------------------------------------------------

            (k) S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae. The Discount Factors applied to S&P Eligible Unsecured Corporate Debt Obligations of FNMA, FHLMC, FHLB, Farm Credit System, and Sallie Mae shall be determined by reference to the term to maturity of such assets in accordance with the table set forth below.

      --------------------------------------------------------------------------
                       Term to Maturity                          Discount Factor
      --------------------------------------------------------------------------
      Less than one year                                              1.18
      --------------------------------------------------------------------------
      Greater than or equal to one year and less than 5 years         1.38
      --------------------------------------------------------------------------
      Greater than or equal to 5 years and less than 10 years         1.45
      --------------------------------------------------------------------------
      Greater than or equal to 10 years and less than 15 years        1.50
      --------------------------------------------------------------------------

            (l) S&P Eligible FHA-Insured Multifamily Loans. The Discount Factor applied to S&P Eligible FHA-Insured Multifamily Loans shall be 1.90.

            (m) Receivables.

                  (i) The Discount Factor applied to receivables relating to the sale of Eligible Portfolio Property due within five Business Days of a Valuation Date is 1.00.

                  (ii) The Discount Factor applied to receivables relating to the sale of Eligible Portfolio Property that are due in more than five Business Days of a Valuation Date shall be the Discount Rate used for such Eligible Portfolio Property.

      SECTION 9.04. Moody's Eligible Asset Definitions.

            (a) Additional Definitions. The following capitalized terms shall have the following meanings for purposes of this Section 9.04, whether used in the singular or plural:

            "Asset-Backed and Mortgage-Backed Securities" means:

                  (i) asset-backed securities if (A) such securities are rated at least Aa3 by Moody's or at least AA- by S&P or Fitch, (B) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Corporation and (C) the expected average life of the securities is not greater than 4 years;

                  (ii) CMOs, including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula; provided, however, that any CMO held by the Corporation (A) has been rated Aaa by Moody's or AAA by S&P or Fitch, (B) does not have a coupon which floats inversely, (C) is not portioned as an interest-only or principal-only strip and (D) is part of an issuance that had an original issue size of at least $100 million;

                  (iii) PACs and TACs; provided, however, that such PACs or TACs are (A) backed by certificates of either the FNMA, the GNMA or the FHLMC representing ownership in single-family first lien mortgage loans with original terms of 30 years, (B) part of an issuance that had an original issue size of at least $10 million, (C) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (D) if TACs, TACs that do not support PAC classes, and (E) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

                  (iv) consolidated senior debt obligations of FHLBs, senior long-term debt of the FNMA, and consolidated system wide bonds and FCS Financial Assistance Corporation Bonds of FFCBs (collectively, "FHLB, FNMA and FFCB Debentures"); provided, however, that such FHLB, FNMA and FFCB Debentures are (A) direct issuance corporate debt rated Aaa by Moody's, (B) senior debt obligations backed by the FHLBs, FFCBs or FNMA and (C) part of an issue entirely denominated in U.S. dollars;

                  (v) mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc.; provided, however, that (A) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (B) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

                  (vi) private-placement mortgage pass-throughs; provided,
            however, that (A) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties,
            (B) documentation is held by a trustee or independent custodian, (C) pools of mortgage loans are serviced by servicers that have been approved by the FNMA or the FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (D) pools have been rated Aa or better by Moody's; and

                  (vii) whole loans (e.g., direct investments in mortgages);
            provided, however, that (A) at least 65% of such loans (1) have seasoning of no less than 6 months, (2) are secured by single-family detached residences, (3) are owner-occupied primary residences, (4) are secured by a first-lien, fully-documented mortgage, (5) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (6) have loan-to-value ratios of 80% or below,
            (7) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (8) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (9) have a minimum of $10,000 remaining principal balance, (10) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (11) such loans are whole loans and not participations; (B) for loans that do not satisfy the requirements set forth in the foregoing clause (A),
            (1) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (2) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (3) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (4) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (5) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (C) no greater than 5% of the pool of loans is concentrated in any one zip code; (D) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (E) for ARMs, (1) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (2) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and 0.325% for Treasuries, (3) the maximum yearly interest rate increase is 2%, (4) the maximum life-time interest rate increase is 6.25% and (5) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; and (F) for "teaser" loans, (1) the initial discount from the current ARM market rate is no greater than 2%, (2) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (3) the loan is seasoned six months beyond the "teaser" period.

            "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (i) any bank loan or (ii) any loan made by an investment bank, investment fund or other financial institution; provided, however, that such loan under this clause (ii) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

            "Cash Equivalents" means interest and dividends due on assets rated
      (i) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (ii) A2 or higher if the payment date is within thirty days of the Valuation Date, and (iii) A1 or higher if the payment date is within the Moody's Exposure Period.

            "Common Stock" means common stocks (i) which (A) are traded on a National Securities Exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in U.S. dollars and (C) may be sold without restriction by the Corporation; provided, however, that (1) common stock which, while Eligible Portfolio Property owned by the Corporation, ceases paying any regular cash dividend will no longer be considered Eligible Portfolio Property until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Eligible Portfolio Property, (ii) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated ADRs or their equivalents which are traded in the United States on a National Securities Exchange or in the over-the-counter market and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the outstanding shares of common stock of such issuer thereof or (B) 10% of the aggregate Market Value of all of the Corporation's Eligible Portfolio Property with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be Eligible Portfolio Property.

            "Corporate Debt Securities" means corporate debt securities (including convertible preferred securities) if (i) such securities are rated B3 or higher by Moody's; (ii) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Eligible Portfolio Property if they are rated by Moody's or S&P or Fitch; (iii) in the case of corporate debt securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer of such securities is rated at least B3 by Moody's; (iv) such securities have been registered under the Securities Act, or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act, as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Eligible Portfolio Property if they are publicly traded; and
      (v) such securities are not subject to extended settlement. In addition, if any issue of corporate debt securities is rated Ba1 or below, no more than 10% of the original amount of such issue may constitute Eligible Portfolio Property. Notwithstanding the foregoing, (i) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Eligible Portfolio Property only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Eligible Portfolio Property; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Eligible Portfolio Property, a portion of such corporate debt securities (selected by the Corporation) shall not be considered Eligible Portfolio Property, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Eligible Portfolio Property; and (ii) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Eligible Portfolio Property only to the extent such securities are issued by entities which
      (A) have not filed for bankruptcy within the past three years, (B) are current on all principal and interest in their fixed income obligations,
      (C) are current on all preferred stock dividends, and (D) possess a current, unqualified auditor's report without qualified, explanatory language.

            "DRD" means Preferred Stock whose dividends are eligible for the dividends received deduction under the Code.

            "FFCBs" means Federal Farm Credit Banks.

            "FHLBs" means Federal Home Loan Banks.

            "Financial Contracts" means financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in the definition of "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount," but only upon receipt by the Corporation of a letter from Moody's specifying any conditions on including such financial contract in Eligible Portfolio Property and assuring the Corporation that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the RP.

            "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

            "Moody's Eligible Short Term Money Market Instruments" means short term money market instruments if (i) such securities are rated at least P-1, (ii) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (iii) in all other cases, the supporting entity (A) is rated A2 and the security matures within one month, (B) is rated A1 and the security matures within three months or (C) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria.

            "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

            "Moody's Industry Classification" means, for purposes of determining which securities shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the RP):

            1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, and Ammunition

            2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

            3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

            4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar,

                  Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

            5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

            6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

            7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

            8.    Personal and Non-Durable Consumer Products (Manufacturing
                  Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

            9.    Diversified/Conglomerate Manufacturing

            10.   Diversified/Conglomerate Service

            11.   Diversified Natural Resources, Precious Metals and Minerals:
                  Fabricating, Distribution

            12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

            13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

            14.   Finance: Investment Brokerage, Leasing, Syndication,
                  Securities

            15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

            16.   Grocery: Grocery Stores, Convenience Food Stores

            17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

            18.   Home and Office Furnishings, House wares, and Durable Consumer
                  Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

            19.   Hotels, Motels, Inns and Gaming

            20.   Insurance: Life, Property and Casualty, Broker, Agent, Surety

            21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

            22.   Machinery (Non-Agricultural, Non-Construction,
                  Non-Electronic): Industrial, Machine Tools, and Steam
                  Generators

            23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

            24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

            25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

            26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

            27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

            28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

            29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

            30.   Personal Transportation: Air, Bus, Rail, Car Rental

            31.   Utilities: Electric, Water, Hydro Power, Gas

            32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

            The Corporation shall use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Corporation considers necessary.

            "Moody's Real Estate Industry/Property Sector Classification" means, for purposes of determining which securities shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", each of the following industry classifications (as defined by NAREIT):

            1.    Office
            2.    Industrial
            3.    Mixed
            4.    Shopping Centers
            5.    Regional Malls
            6.    Free Standing
            7.    Apartments
            8.    Manufactured Homes
            9.    Diversified
            10.   Lodging/Resorts
            11.   Health Care
            12.   Home Financing
            13.   Commercial Financing
            14.   Self Storage

            The Corporation shall use its discretion in determining which NAREIT industry classification is applicable to a particular investment in consultation with the Independent Accountant and/or Moody's, as necessary.

            "Municipal Debt Obligation" means any municipal debt obligation with a term to maturity of greater than one year that (i) pays interest in cash, (ii) does not have a Moody's rating, as applicable, suspended by Moody's, and (iii) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000.

            "Municipal Obligation" means an obligation, including municipal bonds and short-term municipal obligations, with a term to maturity of one year or less, the interest from which is exempt from federal income taxes and that (i) pays interest in cash, (ii) does not have its Moody's rating suspended by Moody's, and (iii) is part of an issue of obligations of at least $10,000,000 (except for issues rated Aaa by Moody's, as provided in the chart below). Municipal Obligations in the Corporation's portfolio must be within the following diversification and issue size requirements in order to be included within Eligible Portfolio Property:

                                       Maximum Permitted
                                      Amount of Municipal     Maximum Permitted
                                        Obligations from     Amount of Municipal
                                           any Single       Obligations from any
                          Minimum          Underlying           Single State
                        Issue Size         Obligor (1)              (1) (3)
Rating                 ($ Millions)            (%)                    (%)
Aaa.................        N/A                100                    100
Aa..................        10                  20                    60
A...................        10                  10                    40
Baa.................        10                  6                     20
Ba..................        10                  4                     12
B...................        10                  3                     12
Other (2)...........        10                  2                     12

      (1) The referenced percentages represent maximum cumulative percentages of the aggregate Market Value of all Eligible Portfolio Property for the related rating category and each lower rating category.

      (2) Municipal Obligations rated Caa or below by Moody's, or if not rated by Moody's rated the equivalent by S&P or Fitch and unrated securities.

      (3) Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of the aggregate Market Value of all Eligible Portfolio Property. For diversification purposes, Puerto Rico shall be treated as a state.

      N/A   Not applicable.

            "NAREIT" means National Association of Real Estate Investment
      Trusts.

            "NRSRO" means a national recognized statistical ratings organization.

            "PACs" means planned amortization class bonds.

            "Preferred Stock" means any preferred stock if (i) dividends on such preferred stock are cumulative, (ii) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (iii) the issuer of such preferred stock has common stock listed on either NYSE or AMEX, and (iv) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then an issue of preferred stock without such a dividend history would also be eligible). In addition, such preferred stock must have the following diversification requirements: (i) the preferred stock issue must be greater than $50 million and (ii) the minimum holding by the Corporation of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is 10% of the aggregate Market Value of all Eligible Portfolio Property. In addition, preferred stock issued by transportation companies shall not be considered Eligible Portfolio Property.

            "Receivable" means a receivable for Eligible Portfolio Property sold if the receivable is due within five Business Days of the Valuation Date and if the trades which generated such receivable are (i) settled through clearing house firms or (ii) (A) with counterparties having a Moody's long-term debt rating of at least Baa3 or (B) with counterparties having a Moody's Eligible Short Term Money Market Instrument rating of at least P-1.

            "Receivables for Municipal Obligations Sold" shall mean no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (A) settled through clearinghouse firms with respect to which the Corporation has received prior written authorization from Moody's or (B) with counterparties having a Moody's long-term debt rating of at least Baa3, and (ii) the Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within the Moody's Exposure Period but do not comply with either of the conditions specified in (i)(A) or (i)(B) above.

            "Rule 2a-7 Money Market Funds" means investment companies registered under the 1940 Act that comply with Rule 2a-7 thereunder.

            "Senior Implied Rating" means an NRSRO's opinion of a corporate family's ability to honor its financial obligations and is assigned by the NRSRO to a corporate family as if it had (i) a single class of debt or
      (ii) a single consolidated legal entity structure.

            "Senior Loans" means senior Bank Loans.

            "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market, such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

            "TACs" means targeted amortization class bonds.

            "TRACERS" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

            "TRAINS" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.

            "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

            "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

            (b) Modified Definitions. For purposes of this Section 9.04, the following definitions as set forth in the Articles Supplementary are hereby modified as set forth below:

                  (i) Asset-Backed and Mortgaged-Backed Securities, Bank Loans,
            Cash Equivalents, Common Stock, Corporate Debt Securities, Financial Contracts, Moody's Eligible Short Term Money Market Instruments, Municipal Debt Obligations, Municipal Obligations, Preferred Stock, Receivables, Receivables for Municipal Obligations Sold, Rule 144A Securities, Rule 2a-7 Money Market Funds, Senior Loans, Structured Notes, rated TRACERs, TRAINs, and U.S. Treasury Strips, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount".

                  (ii) The definition of "Utility Bonds" set forth in the
            Articles Supplementary is hereby modified so as to mean any corporate debt securities of a public utility company which securities satisfy the requirements set forth in the definition of "Corporate Debt Securities" set forth in this Section 9.04.

                  (iii) The definition of "Utility Stocks" set forth in the
            Articles Supplementary is hereby modified so as to mean any common stock issued by a public utility company, which common stock satisfies the requirements set forth in the definition of "Common Stock" set forth in this Section 9.04.

            (c) Certain Conditions for Inclusion as Eligible Portfolio Property.

                  (i) In order to be included as "Eligible Portfolio Property"
            for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", securities must be issued by entities which (A) have not filed for bankruptcy within the past year, (B) are current on all principal and interest in their fixed income obligations, (C) are current on all preferred stock dividends and (D) possess a current, unqualified auditor's report without qualified, explanatory language.

                  (ii) In order to be included as "Eligible Portfolio Property"
            for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount", Corporate Debt Securities and Preferred Stock held by the Corporation must be within the following diversification and issue size requirements:

                      Maximum Permitted       Maximum Permitted
                       Amount from any         Amount from any        Minimum Issue Size
      Ratings(1)    Single Issuer (2),(3)   Single Industry (3),(4)   ($ in million) (5)
      ----------    ---------------------   -----------------------   ------------------
      Aaa                    100%                   100%                    $100
      Aa                      20                     60                      100
      A                       10                     50                      100
      Baa                      6                     50                      100
      Ba                       4                     12                       50(6)
      B1-B2                    3                      8                       50(6)
      B3 or below              2                      5                       50(6)

----------
      (1) Refers to the Preferred Stock rating and senior debt rating of the portfolio holding.

      (2) Companies subject to common ownership of 25% or more are considered as one issuer.

      (3) Percentages represent a portion of the aggregate Market Value of Corporate Debt Securities and Preferred Stock.

      (4) Industries are determined according to Moody's Industry Classifications, as defined herein.

      (5) Except for Preferred Stock, which has a minimum issue size of $50 million.

      (6) Portfolio holdings from issues ranging from $50 million to $100 million shall be limited to 20% of the aggregate Market Value of all Eligible Portfolio Property.

      SECTION 9.05. Discount Factors Supplied by Moody's. The following Discount Factors, having been supplied by Moody's, shall be "Discount Factors Supplied by Moody's" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount". The Discount Factor applied to any asset constituting Eligible Portfolio Property that is not denominated in U.S. dollars shall be the product of (i) the Discount Factor applicable to such asset pursuant to this Section 9.05 and (ii) the Discount Factor determined by reference to the currency in which such asset is denominated in accordance with the table set forth in Section 9.05(s) (it being understood that if the currency in which such asset is denominated is not set forth in such table, the Corporation shall contact Moody's to obtain the applicable Discount Factor). Certain of the initial "Discount Factors Supplied by Moody's" set forth in the Articles Supplementary are hereby superseded and replaced, as described in greater particularity below.

            (a) Asset-Backed and Mortgage-Backed Securities.

                  (i) The Discount Factor applied to asset-backed securities shall be 1.31.

                  (ii) The Discount Factor applied to FHLB, FNMA and FFCB
            Debentures shall be determined in accordance with, as the case may be, (A) the table set forth in paragraph (iii) below (in the event that such FHLB, FNMA and FFCB Debentures constitute CMOs) and (B) the table set forth in paragraph (iv) below (in the event that such FHLB, FNMA and FFCB Debentures constitute mortgage pass-throughs).

                  (iii) The Discount Factor applied to CMOs, PACs and TACs shall be determined by reference to the weighted average life of the security in accordance with the table set forth below.

                  Remaining Term to Maturity                     Discount Factor
                  --------------------------                     ---------------
                  3 years or less                                      1.33
                  7 years or less (but longer than 3 years)            1.42
                  10 years or less (but longer than 7 years)           1.58
                  20 years or less (but longer than 10 years)          1.74
                  Greater than 20 years                                2.05

                  (iv) The Discount Factor applied to residential mortgage
            pass-throughs (including private-placement mortgage pass-throughs), Conventional Mortgage Pass-Through Certificates, GNMA Multifamily Securities, GNMA Certificates, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities shall be determined by reference to the coupon paid by such security in accordance with the table set forth below. With respect to GNMA Graduated Payment Securities, the same Discount Factor shall apply in the case of such securities as applies to GNMA Certificates with fixed interest rates determined at the point the certificates become seasoned. The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Conventional Mortgage Pass-Through Certificates, GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities set forth in the Articles Supplementary.

                         Coupon               Discount Factor
                         ------               ---------------
                         5%                         1.66
                         6%                         1.62
                         7%                         1.58
                         8%                         1.54
                         9%                         1.51
                         10%                        1.48
                         11%                        1.44
                         12%                        1.42
                         13%                        1.39
                         Adjustable                 1.65

            Notwithstanding the foregoing, the Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the Discount Factor table relating to whole loans set forth in paragraph (v) below.

                  (v) The Discount Factor applied to whole loans shall be
            determined by reference to the coupon paid by such security in accordance with the table set forth below.

                         Coupon               Discount Factor
                         ------               ---------------
                         5%                         1.72
                         6%                         1.67
                         7%                         1.63
                         8%                         1.59
                         9%                         1.55
                         10%                        1.51
                         11%                        1.48
                         12%                        1.45
                         13%                        1.42
                         Adjustable                 1.70

            (b) Bank Loans and Senior Loans. The Discount Factor applied to Bank Loans and Senior Loans shall be the amount specified in accordance with the table set forth below (or such lower amount as Moody's may approve in writing from time to time):

                                         Moody's Rating Category
                            ----------------------------------------------------
                                                                  Caa and below
                                                                    (including
                                                                  distressed and
      Type of Loan            Aaa-A     Baa and Ba(1)     B(1)     unrated)(1)
-------------------------   ---------  ---------------  --------  --------------

Senior Loans greater than
$250 MM                       1.18          1.36          1.49         2.50
non-Senior Loans greater
than $250 MM                  1.28          1.46          1.59         2.50
Bank Loans less than
$250 MM                       1.38          1.56          1.69         2.70

(1) If a Senior Loan is not rated by any of Moody's, S&P or Fitch, the Corporation shall use the applicable Discount Factor set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch (i.e., these rating agencies assign different rating categories to the security) shall be accepted at the lower of the two ratings; provided, however, that, in a situation where a security is rated "B" (or equivalent) by a given rating agency and rated "CCC" (or equivalent) by another rating agency, the Corporation shall use the applicable Discount Factor set forth under the column entitled "B" in the table above.

            (c) Cash Equivalents. The Discount Factor applied to Cash Equivalents shall be 1.00.

            (d) Common Stocks of U.S. issuers and non-U.S. issuers for which ADRs are traded. The Discount Factor applied to Common Stocks of U.S. issuers and non-U.S. issuers for which ADRs are traded (other than Common Stocks of REITs) shall be determined by reference to the industry of the issuer of such Common Stock in accordance with the table set forth below. The Discount Factor set forth in the "Utility" row of the table below shall be deemed to supersede and replace the Discount Factor for Utility Stocks set forth in the Articles Supplementary.

                     Industry            Discount Factor
                     --------            ---------------
                     Utility                   1.70
                     Industrial                2.64
                     Financial                 2.41

            (e) Common Stock and Preferred Stock of REITs and other real estate companies. The Discount Factor applied to the Common Stock and the Preferred Stock of REITs shall be determined in accordance with the table set forth below.

Type of Security                                       Discount Factor (1)(2)(3)
----------------                                       -------------------------
Common Stock of REITs                                            1.54
Preferred Stock of REITs
   With Senior Implied Rating (by Moody's or S&P)                1.54
   without Senior Implied Rating (by Moody's or S&P)             2.08
Preferred Stock of other real estate companies
   With Senior Implied Rating (by Moody's or S&P)                2.08
   without Senior Implied Rating (by Moody's or S&P)             2.50

      (1) A Discount Factor of 2.50 shall be applied to those assets in a single Moody's Real Estate Industry/ Property Sector Classification which exceeds 30% of the aggregate Market Value of all Eligible Portfolio Property but are not greater than 35% of the aggregate Market Value of all Eligible Portfolio Property.

      (2) A Discount Factor of 2.50 shall be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

      (3) A Discount Factor of 2.50 shall be applied if the market capitalization (including Common Stock and Preferred Stock) of an issuer is below $500 million.

            (f) Corporate Debt Securities.

                  (i) Subject to Section 9.05(f)(ii) below, the Discount Factor for Corporate Debt Securities, including Utility Bonds, shall be determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below. The Discount Factors set forth below shall be deemed to supersede and replace the Discount Factors for Utility Bonds set forth in the Articles Supplementary.

                                                                Moody's Rating Category
Term to Maturity of                             --------------------------------------------------------
Corporate Debt Security (2)                     Aaa      Aa      A      Baa      Ba      B     Unrated(1)
---------------------------                     ---      --      -      ---      --      -     -------
1 year or less ..............................   1.09    1.12    1.15    1.18    1.37    1.50     2.50
2 years or less (but longer than 1 year) ....   1.15    1.18    1.22    1.25    1.46    1.60     2.50
3 years or less (but longer than 2
years) ......................................   1.20    1.23    1.27    1.31    1.53    1.68     2.50
4 years or less (but longer than 3
years) ......................................   1.26    1.29    1.33    1.38    1.61    1.76     2.50
5 years or less (but longer than 4
years) ......................................   1.32    1.35    1.39    1.44    1.68    1.85     2.50
7 years or less (but longer than 5
years) ......................................   1.39    1.43    1.47    1.52    1.79    1.97     2.50
10 years or less (but longer than 7
years) ......................................   1.45    1.50    1.55    1.60    1.89    2.08     2.50
15 years or less (but longer than 10
years) ......................................   1.50    1.55    1.60    1.65    1.96    2.16     2.50
20 years or less (but longer than 15
years) ......................................   1.50    1.55    1.60    1.65    1.96    2.28     2.50
30 years or less (but longer than 20
years) ......................................   1.50    1.55    1.60    1.65    1.96    2.29     2.50
Greater than 30 years .......................   1.65    1.73    1.81    1.89    2.05    2.40     2.50

----------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, shall be limited to 10% of the aggregate Market Value of all Eligible Portfolio Property. If a Corporate Debt Security is unrated by Moody's, S&P or Fitch, the Corporation shall use the Discount Factor set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch shall be accepted at the lower of the two ratings.

(2) The Discount Factors for Corporate Debt Securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

                  (ii) The Discount Factor for Corporate Debt Securities which provide for conversion or exchange into equity capital at some time over their lives

            ("Convertible Securities") shall be determined by reference to the delta of such asset with reference to the rating on such asset, in accordance with the guidelines set forth below. (1)(2)

                        (A) Convertible Securities having a delta that ranges
                  between .4-0 shall be discounted using the Discount Factors set forth in the table relating to Discount Factors for Corporate Debt Securities set forth in Section 9.05(f)(i) above.

                        (B) The Discount Factor for Convertible Securities
                  having a delta that ranges from 1-.8 shall be determined by reference to the rating on such asset in accordance with the table set forth below:

                              Moody's Rating Category       Discount Factor
                              -----------------------       ---------------
                              Ranging from Aaa-Baa3              1.95
                              Ba1 or lower                       2.29

                        (C) The Discount Factor for Convertible Securities
                  having a delta that ranges from .8-.4 shall be determined by reference to the rating on such asset in accordance with the table set forth below:

                              Moody's Rating Category       Discount Factor
                              -----------------------       ---------------
                              Ranging from Aaa-Baa3              1.92
                              Ba1 or lower                       2.26

                        (D) The Discount Factor for Convertible Securities that
                  are unrated by Moody's shall be 2.50.

----------

      (1) Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value.

      (2) Upon conversion of Convertible Securities to Common Stock, the Discount Factors applicable to Common Stock shall apply.

            (g) Financial Contracts. The Discount Factor applied to Financial Contracts shall be determined by reference to the rating of such assets with reference to the remaining term to maturity in accordance with the Discount Factor table used for Corporate Debt Securities in paragraph (i) above.

            (h) Short-term instruments. The Discount Factor applied to short-term portfolio securities, including without limitation Moody's Eligible Short Term Money Market Instruments and Short Term Money Market Instruments, shall be (i) 1.00, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (ii) 1.15, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (iii) 1.25, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by

      S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. The Discount Factors set forth in the preceding sentence shall be deemed to supersede and replace the Discount Factors for Short Term Money Market Instruments set forth in the Articles Supplementary.

            (i) Municipal Debt Obligations. The Discount Factor applied to Municipal Debt Obligations shall be the amount determined by reference to the rating on such asset in accordance with the table set forth below:

            ------------------------------------------------
              Moody's Rating Category      Discount Factor
              -----------------------      ---------------
            ------------------------------------------------
            Aaa                                 1.51
            ------------------------------------------------
            Aa                                  1.59
            ------------------------------------------------
            A                                   1.60
            ------------------------------------------------
            Baa                                 1.73
            ------------------------------------------------
            Unrated (1)                         2.25
            ------------------------------------------------

----------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Corporation to Moody's, securities rated below Baa by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, shall be limited to 10% of the aggregate Market Value of all Eligible Portfolio Property. If a Municipal Debt Obligation is unrated by Moody's, S&P or Fitch, the Corporation shall use the Discount Factor set forth under "Unrated" in the table set forth above. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch shall be accepted at the lower of the two ratings.

            (j) Municipal Obligations and Receivables for Municipal Obligations Sold. The Discount Factor applied to Municipal Obligations shall be determined in accordance with the table set forth below.

                Moody's Rating Category      Discount Factor
                -----------------------      ---------------
                MIG-1, VMIG-1, P-1 (1)             1.00
                MIG-1, VMIG-1, P-1 (2)             1.36

----------
(1) Moody's rated Municipal Obligations that have a maturity less than or equal to 49 days and Municipal Obligations not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or F1 by Fitch that have a maturity less than or equal to 49 days.

(2) Moody's rated Municipal Obligations that have a maturity greater than 49 days and Municipal Obligations not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or F1 by Fitch that have a maturity greater than 49 days.

            Notwithstanding the foregoing, no Discount Factor shall be applied to Receivables for Municipal Obligations Sold that are due within five Business Days of a given Valuation Date. The Discount Factor for Receivables for Municipal Obligations Sold that are due within six and 30 Business Days of a given Valuation Date shall be the Discount Factor applicable to the Municipal Obligations sold.

            (k) Preferred Stock. The Discount Factor applied to Preferred Stock (other than Preferred Stock of REITs) shall be determined by reference to the rating of such assets in accordance with the table set forth below.

                Moody's Rating Category      Discount Factor(1)(2)
                -----------------------      ---------------
                Aaa                                1.50
                Aa                                 1.55
                A                                  1.60
                Baa                                1.65
                Ba                                 1.96
                B                                  2.16
                (Less Than)B or Not Rated          2.50

----------
(1) In the case of Preferred Stock which also constitutes Rule 144A Securities, the Discount Factor shall be increased by an additional 0.20.

(2) DRD shall be assigned a different Discount Factor. Investment grade DRDs shall be given a 1.65 Discount Factor and non-investment grade DRDs will receive a 2.16 Discount Factor.

            (l) Receivables. The Discount Factor applied to Receivables shall be 1.00.

            (m) Rule144A Securities. The Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have such registration rights within one year shall be 120% and 130%, respectively, of the Discount Factor which would apply were the securities registered under the Securities Act.

            (n) Rule 2a-7 Money Market Funds. The Discount Factor for Rule 2a-7 Money Market Funds shall be 1.10.

            (o) Structured Notes. The Discount Factor applied to Structured Notes shall be (i) in the case of a corporate issuer, the Discount Factor used for Corporate Debt Securities, whereby the rating on the issuer of the Structured Note shall be the rating on the Structured Note for purposes of determining the Discount Factor in the table relating to Corporate Debt Securities; and (ii) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Discount Factor used for U.S. Government Obligations.

            (p) Rated TRACERS. The Discount Factor applied to rated TRACERS shall be the Discount Factor used for Corporate Debt Securities, based on
      (i) Morgan Stanley's senior unsecured rating and (ii) the term to maturity.

            (q) TRAINS. The Discount Factor applied to TRAINS shall be the Discount Factor used for Corporate Debt Securities, based on (i) Lehman Brothers' senior unsecured rating and (ii) the term to maturity.

            (r) U.S. Government Obligations and U.S. Treasury Strips. The Discount Factor applied to U.S. Government Obligations and U.S. Treasury Strips shall be determined by reference to the remaining term to maturity of such assets in accordance with the table set forth below. The Discount Factors set forth in the "U.S. Government Obligations" column of the table below shall be deemed to supersede and replace the Discount Factors for U.S. Government Obligations set forth in the Articles Supplementary.

                                           U.S. Government        U.S. Treasury
                                             Obligations             Strips
      Remaining Term to Maturity           Discount Factor       Discount Factor
      --------------------------           ---------------       ---------------
      1 year or less                             1.07                  1.07
      2 years or less
      (but longer than 1 year)                   1.13                  1.15
      3 years or less
      (but longer than 2 years)                  1.18                  1.21
      4 years or less
      (but longer than 3 years)                  1.23                  1.28
      5 years or less
      (but longer than 4 years)                  1.28                  1.35
      7 years or less
      (but longer than 5 years)                  1.35                  1.47
      10 years or less
      (but longer than 7 years)                  1.41                  1.63
      15 years or less
      (but longer than 10 years)                 1.46                  1.91
      20 years or less
      (but longer than 15 years)                 1.54                  2.18
      30 years or less
      (but longer than 20 years)                 1.54                  2.44

            (s) Assets Not Denominated in U.S. Dollars. The Discount Factor applied to any asset constituting Eligible Portfolio Property that is not denominated in U.S. dollars shall be the product of (i) the Discount Factor applicable to such asset pursuant to this Section 9.05 and (ii) the Discount Factor determined by reference to the currency in which such asset is denominated in accordance with the table set forth below (it being understood that if the currency in which such asset is denominated is not set forth in the table set forth below, the Corporation shall contact Moody's to obtain the applicable Discount Factor):

                     Currency                   Discount Factor
                     --------                   ---------------
                     Canadian dollar                  1.07
                     Euro                             1.11
                     Great Britain pound              1.15
                     Japanese yen                     1.16
                     Australian dollar                1.13
                     Hong Kong dollar                 1.00
                     New Zealand dollar               1.14
                     Norwegian krone                  1.11
                     Swedish krona                    1.13
                     Thai baht                        1.19
                     Korean won                       1.21

      SECTION 9.06. Actions Requiring Prior Written Consent of Moody's. For so long as any shares of RP are rated by Moody's, the Corporation shall not, without the prior written consent of Moody's:

            (a) issue senior securities representing indebtedness as defined under the 1940 Act;

            (b) merge or consolidate into or with any other fund;

            (c) engage in interest rate swaps, caps and floors, and in the event that the Corporation obtains Moody's prior written consent to engage in such interest rate swaps, caps and floors, the following conditions shall be satisfied: (i) the unsecured senior debt or claims paying ability of the counterparty to the swap, cap or floor shall be rated A3 or better by Moody's or A- or better by S&P or Fitch and; (ii) the swap, collar or floor shall be marked-to-market daily by the counterparty; (iii) a swap, collar or floor that is "in the money" shall be valued at 95% of the accrued net excess of the Corporation's entitlements over its obligations for purposes of calculating the 1940 Act RP Asset Coverage; (iv) 100% of any accrued net excess of the Corporation's obligations over its entitlements with respect to a swap, cap or floor that has not been defeased through the segregation of liquid assets on the Corporation's books and records shall be included as a liability of the Corporation for the purposes of calculating the Moody's RP Basic Maintenance Amount; (v) the swap, cap or floor notional amount shall not exceed the liquidation preference of the shares of RP outstanding and (vi) the Corporation intends to terminate the swap, cap or floor if the Corporation fails to maintain the 1940 Act RP Asset Coverage on the last Business Day of any two consecutive months; or

            (d) purchase or sell any exchange-traded futures, option or option on a futures contract based on an index, and in the event that the Corporation obtains Moody's prior written consent to purchase or sell any such exchange-traded futures, option or option on a futures contract based on an index (collectively, "Moody's Hedging Transactions"), the following conditions shall be satisfied (provided, however, that transactions that are terminating contracts already held by the Corporation at the time of such transactions are exempt from such conditions):

                  (i) for financial futures contracts based on an index, the total number of contracts held at any one time shall not exceed, without the prior written consent of Moody's, 10% of the average open interest for the 30 days preceding the purchase of such transaction as reported by The Wall Street Journal or other respectable news source approved by Moody's;

                  (ii) the Market Value of financial futures contracts based on an index approved by Moody's shall be limited to 80% of the aggregate Market Value of all Eligible Portfolio Property or 50% of the Corporation's aggregate holdings, whichever is greater;

                  (iii) financial futures contracts based on an index shall be limited to clearinghouses that are rated no lower than A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated A by S&P or Fitch);

                  (iv) the Corporation shall not, without the prior written
            consent of Moody's, (A) engage in options or futures transactions for leveraging or speculative purposes or (B) write any call option or sell any financial futures contracts for the purpose of hedging an anticipated purchase of an asset; and

                  (v) the Corporation shall not, without the prior written
            consent of Moody's, enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are otherwise permitted under this Section 9.06(d)), except that the Corporation may enter into such contracts to purchase newly issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

                        (A) the Corporation shall maintain in a segregated
                  account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1, MIG-1, or Baa or higher by Moody's or, if not rated by Moody's, rated F-1 by Fitch, and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party; and

                        (B) the Corporation shall not enter into a Forward
                  Commitment unless, after giving effect thereto, the Corporation would continue to have Eligible Portfolio Property with an aggregate Discounted Value equal to or greater than the Moody's RP Basic Maintenance Amount.

      SECTION 9.07. Initial Elements of Moody's RP Basic Maintenance Amount. In lieu of the definition in Part I, Paragraph 1, Definitions, of the Articles Supplementary, the following definition of "Moody's RP Basic Maintenance Amount," having been approved by Moody's, shall be used for purposes of the Articles Supplementary:

            "Moody's RP Basic Maintenance Amount" means, initially, as of any date, the sum of (i) the aggregate liquidation preference of the shares of RP outstanding and shares of Other RP outstanding, (ii) to the extent not covered in (i), the aggregate amount of accumulated but unpaid cash dividends with respect to the shares of RP outstanding and shares of Other RP outstanding, (iii) any Rights due and payable and any equivalent rights to receive cash with respect to Other RP which are due and payable, (iv) an amount equal to the product of (x) three and (y) the principal amount of the Corporation's loan from the Aid Association for Lutherans then outstanding, (v) an amount equal to the sum of (x) the amount of accrued but unpaid interest on the principal amount of the Corporation's loan from the Aid Association for Lutherans then outstanding and (y) an amount equal to 70 days of additional accrued interest on such loan at the then-current interest rate borne by such loan, (vi) the aggregate principal amount of any other then outstanding indebtedness of the Corporation for money borrowed,
            (vii) an amount equal to the sum of (x) the aggregate accrued but unpaid interest on the indebtedness referred to in the foregoing clause (vi) and (y) an amount equal to 70 days of additional accrued interest on such indebtedness at the then-current interest rate(s) borne by such indebtedness, (viii) the aggregate Projected Dividend Amount, (ix) redemption premium, if any, and (x) the greater of $200,000 or an amount equal to projected expenses of the Corporation (including, without limitation, fee and indemnification obligations of the Corporation incurred in connection with any commercial paper program undertaken by the Corporation or with any credit facility related thereto) for the next three month period. The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial elements comprising the Moody's RP Basic Maintenance Amount if the Board of Directors determines and Moody's advises the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating on the RP.